Exhibit 10.25

                              NONNEGOTIABLE SECURED
                                 PROMISSORY NOTE

$500,000 United States                                   Issued: August 28, 2000
Principal Amount                                  Maturity Date: August 28, 2003


     FOR VALUE RECEIVED, Solpower Corporation., a Nevada corporation ("Maker"), hereby promises to pay to Pico Holdings, Inc., a Delaware corporation (the "Payee"), the principal amount ("Principal Amount") of Five Hundred Thousand Dollars ($500,000) together with interest thereon calculated in U.S. dollars at the rate published in the WALL STREET JOURNAL under the caption "Money Rates, London Interbank Offered Rates (Libor)" for notes maturing six (6) calendar months after issuance plus two percent (2%) ("Interest"), according to the following terms and conditions. This instrument is not negotiable or assignable by Payee except to a Permitted Transferee as defined below. All references to currency herein refer to United States Dollars.

     1. INTEREST AND PAYMENT SCHEDULE.

          All accrued Interest shall be payable on each anniversary of the date hereof. All unpaid portions of the Principal Amount and accrued and unpaid Interest remaining on this Note shall be due and payable on August 28, 2003 (the "Maturity Date"). Commencing from the date of this Note and unless sooner discharged in accordance with Section 2 below, simple Interest on this Note shall accrue on the unpaid Principal Amount. The Principal Amount and Interest payable hereunder shall be paid in lawful money of the United States to Payee at such place as Payee may designate in writing.

     2. PREPAYMENT.

          The Maker shall be entitled at any time to prepay any or all of the Principal Amount and accrued and unpaid Interest owed hereunder without penalty upon thirty (30) days written notice to Payee. Any prepayment shall be credited first to accrued Interest and then to the aggregate unpaid Principal Amount. Interest shall thereupon cease to accrue upon the Principal Amount so paid.

     3. DEFAULT. For purposes of this Note, a "Default" shall be deemed to have occurred upon any of the following events:

          (a) A failure by Maker to pay any principal or interest owing under this Note when due on the Maturity Date which shall not have been cured within thirty (30) days of receipt of a notice from Payee specifying the alleged Default or failure; or

          (b) Maker shall make an assignment for the benefit of creditors, or if a receiver of Maker's property shall be appointed, or if a petition in bankruptcy or for the reorganization under any Chapter of any United States Federal or State Bankruptcy Act or other similar proceeding under law for relief

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of debtors  shall be filed by or against  Maker,  or if any lien of  attachment, execution, lien, or claim of lien be placed against all or any portion of the assets of the Maker and is not cleared from the record or reasonably bonded against within ninety (90) days after it has been filed.

     Provided, however, that no delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Except as set forth in this Section 3, Maker hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind and hereby expressly waives and covenants not to assert any appraisement, stay, extension, redemption or similar laws, now or at any time hereafter enforce, which might delay, prevent or otherwise impede the enforcement of this Note.

     4. COLLATERAL. The obligations under this Note are secured by the delivery by Maker to Payee of all of the Common Shares of Protocol Resource Management Inc. ("Pledged Stock") held by Maker ("Pledgor") pursuant to a separate Stock Pledge Agreement dated as of the same date as the date of this Note.

     5. REMEDIES. Upon the occurrence of a Default and unless such Default shall have been cured in accordance with the terms of this Note, the Payee may declare the entire unpaid Principal Amount, and all Interest accrued thereon, immediately due and payable and shall be entitled to exercise upon and to own the Pledged Stock in addition to any other remedies it may have a right to assert with respect to this Note. The rights and remedies available to Payee with respect to the Pledged Stock under this Note shall be cumulative and in addition to any other rights or remedies that Payee may be entitled to pursue at law or in equity. The exercise of one or more of such rights or remedies shall not impair Payee's right to exercise any other right or remedy at law or in equity. Notwithstanding the occurrence of a Default or the Payee's exercise of any of its rights or remedies hereunder, until such time as Payee receives payment in full of all amounts due hereunder, Interest will continue to accrue on the Principal Amount at the Interest rate charged hereunder.

     6. ASSIGNMENT. The rights and obligations of the parties hereunder shall not be assignable by either party without the consent of the other except Payee may assign its rights to a Permitted Transferee. For purposes hereof a Permitted Transferee, shall be a corporation, partnership or other entity, which is a successor by merger, reorganization, consolidation or similar corporate transaction or in the case of the dissolution or liquidation of the Payee, the successor to the Payee or the previous Permitted Transferee the same by will, the laws of intestate succession or the corporate laws of the state of California. To the extent such assignments are allowed, the provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective designees, heirs, legal representatives, successors and assigns, to the extent provided herein.

     7. COSTS. Maker shall pay, on demand, any and all costs and expenses, including reasonable attorneys' fees, incurred by Payee in connection with a Default and the collection of any portion of the Principal Amount and Interest accrued thereon.

     8. OFFSET. The amounts due under this Note are not subject to reduction or offset for any claims of Maker or its successors or assigns against Payee or any third party.

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     9. NO CONTINUING  WAIVER.  The waiver of a Default  shall not  constitute a continuing waiver or a waiver of any subsequent Default. Maker hereby waives presentment, demand, dishonor and notice of nonpayment.

     10. NOTICE. All notices, requests, consents and other communications which may be desired or required hereunder shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered in person to the party named below, or three (3) days after mailing if deposited in the United States mail, first class, registered or certified mail, return receipt requested, with postage prepaid, addressed as follows:

     If to Maker:        Solpower Corporation
                         7309 East Stetson Drive
                         Suite 102
                         Scottsdale, AZ 85251
                         Attention: Mr. Mark Robinson
                         Telecopier: 480-947-6324

     With a copy to:     Brand Farrar & Buxbaum LLP
                         515 South Flower Street, Suite 3500
                         Los Angeles, CA 90071
                         Attention: Margaret G. Graf
                         Telecopier: 213-426-6222

     If to Payee:        Pico Holdings, Inc.
                         875 Prospect Street
                         Suite 301
                         La Jolla, CA  92037
                         Attn: Peter Wood
                         Telecopier: 858-456-6172

     With a copy to:     General Counsel
                         Pico Holdings, Inc.
                         875 Prospect Street
                         Suite 301
                         La Jolla, CA  92037
                         Telecopier: 858-456-6172

     11. SEVERABILITY. If any provision of this Note or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Note and the application of any such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     12. INTERPRETATION OF DOCUMENT. The parties hereto acknowledge and agree that this Note has been negotiated arms length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Note. Each

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party has had  access to counsel of their  selection.  Accordingly,  any rule of law, court decision or other legal precedent that would require interpretation of any ambiguities in this Note against the party that has drafted it is not applicable and is waived.

     13. GOVERNING LAW AND VENUE. This Note and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of California, without giving effect to the choice of law principles thereof. Each party agrees that any proceeding relating to this Note shall be brought in a state court in Los Angeles County and each party consents to personal jurisdiction in any such action brought in any such court.


                                        SOLPOWER CORPORATION,
                                        a Nevada corporation


                                        By: /s/ Mark Robinson
                                            ------------------------------------
                                            Name: Mark Robinson
                                            Title: President and Chief Executive
                                                   Officer

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